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Exhibit 4.9

THIRD AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT

        This THIRD AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT (this "Agreement") is entered into as of October 14, 2005 by and among LOCAL MATTERS, INC., a Delaware corporation (the "Company"), the holders of the Company's Series 1 Preferred Stock, par value $0.001 per share (the "Series 1 Preferred Holders"), the holders of the Company's Series 2 Preferred Stock, par value $0.001 per share (the "Series 2 Preferred Holders"), Spencer Trask Ventures, Inc. (the "Placement Agent"), Sandler Capital Partners V, L.P., Sandler Capital Partners V FTE, L.P., and Sandler Capital Partners V Germany, L.P. (collectively, "Sandler" or the "Series 3 Preferred Holders"). The Series 1 Preferred Holders, the Series 2 Preferred Holders, the Series 3 Preferred Holders and the Placement Agent are sometimes referred to in this Agreement collectively as the "Shareholders."

WITNESSETH:

        WHEREAS, concurrent with the execution of this Agreement, Sandler acquired from the Company 5,000,000 shares of Series 3 Preferred Stock, par value $0.001 per share (the "Series 3 Preferred Stock") in a private offering of its securities (the "Offering"), pursuant to that certain Stock Purchase Agreement, dated as of the date hereof, by and among Sandler Capital Partners V, L.P., Sandler Capital Partners V FTE, L.P., and Sandler Capital Partners V Germany, L.P. and the Company; and

        WHEREAS, certain rights were previously granted to the holders of the Series 1 Preferred Stock and Series 2 Preferred Stock, among others, pursuant to that certain Second Amended and Restated Investor Rights Agreement, dated April 14, 2005, by and among the Company and the parties named therein (the "Prior Agreement").

        NOW, THEREFORE, in consideration of the premises and the mutual promises set forth in this Agreement, THE PARTIES AGREE AS FOLLOWS:

1.    GENERAL

        1.1   Amendment and Restatement of Prior Agreement. The undersigned parties, who constitute the requisite parties necessary to amend the Prior Agreement, hereby agree that, effective upon the date hereof, the Prior Agreement is null and void and superseded by the rights and obligations set forth in this Agreement.

        1.2   Certain Definitions.

        "Affiliate" shall mean, with respect to any non-individual Shareholder, any person or entity that, directly or indirectly, controls or is controlled by or is under common control with such Shareholder. As used in this definition, "control" shall mean possession, directly or indirectly, of power to direct or cause the direction of management or policies (whether through ownership of securities or partnership interests, by contract or otherwise).

        "Code" shall mean the Internal Revenue Code of 1986, as amended.

        "Common Stock" shall mean the Common Stock, par value $0.001 per share, of the Company, as constituted as of the date of this Agreement.

        "Equity Securities" shall mean shares of Common Stock, Series 1 Preferred Stock, Series 2 Preferred Stock and Series 3 Preferred Stock and any other securities of the Company issued in exchange for, upon conversion or in substitution of, or otherwise in respect of such shares.

        "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended, or any similar federal statute and rules and regulations of the SEC promulgated thereunder, all as the same shall be in effect at the time.

        "IRS" shall mean the U.S. Internal Revenue Service.

        "ISx Debt" shall mean indebtedness evidenced by one or more promissory notes, in the aggregate face amount of approximately $14.75 million, issued to Kevin Kimberlin Partners LP ("KKP"), or one or more of its designees or assignees, by Information Services eXtended, Inc.

        "NASD" means the National Association of Securities Dealers, Inc.

        "Person" means any individual, firm, corporation, partnership, limited liability company, trust, incorporated or unincorporated association, joint venture, joint stock company, limited liability company, government (or an agency or political subdivision thereof) or other entity of any kind, and shall include any successor (by merger or otherwise) of such entity.

        "Preferred Shares" shall collectively mean the Series 1 Preferred Stock, the Series 2 Preferred Stock and the Series 3 Preferred Stock.

        "Public Sale" shall mean any sale of Equity Securities to the public pursuant to an offering registered under the Securities Act or pursuant to the provisions of Rule 144 (or any similar rule or rules then in effect) under the Securities Act.

        "SEC" shall mean the U.S. Securities and Exchange Commission.

        "Securities Act" shall mean the Securities Act of 1933, as amended, or any similar federal statute and rules and regulations of the SEC promulgated thereunder, all as the same shall be in effect at the time.

        "Series 1 Preferred Stock" shall mean the Company's Series 1 Preferred Stock, par value $0.001 per share.

        "Series 2 Preferred Stock" shall mean the Company's Series 2 Preferred Stock, par value $0.001 per share.

        "Series 3 Preferred Stock" has the meaning set forth in the recitals to this Agreement.

        "Transfer" shall mean any voluntary or involuntary, direct or indirect, sale, transfer, conveyance, assignment, gift, donation, assignment, pledge, hypothecation, delivery or other disposition by a Shareholder of Equity Securities, but shall not include any redemption or repurchase of Equity Securities by the Company.

        "Transfer Notice" shall have the meaning set forth in Section 5.2 hereof.

2.    REGISTRATION RIGHTS

        2.1   Definitions. As used herein, the following terms shall have the following respective meanings:

        "Holder" or "Holders" shall mean any person or persons to whom Registrable Securities were originally issued or qualifying transferees under Section 2.11 hereof who hold Registrable Securities and for purposes of any registration under Sections 2.2, 2.3 or 2.4.

        "Holders' Counsel" shall mean a single firm or counsel designated as selling stockholders' counsel by the Holders of a majority in interest of the Registrable Securities being registered in the relevant registration.

        "Register," "registered," and "registration" each shall refer to a registration effected by preparing and filing a registration statement or statements or similar documents in compliance with the Securities

Act and the declaration or ordering of effectiveness of such registration statement or document by the SEC.

        "Registrable Securities" means, at any time, (a) the shares of Common Stock held by the Shareholders as of the date hereof, (b) the shares of Common Stock issuable upon conversion of the Preferred Shares, (c) the shares of Common Stock issuable upon conversion of the Series 2 Preferred Stock issuable upon exercise of the warrants issued to the Placement Agent or its designees in connection with the sale of shares of Series 2 Preferred (the "Placement Agent's Warrants"), (d) the shares of Common Stock issuable upon conversion of the Preferred Shares issuable upon exercise of the warrant or warrants issued to KKP or one or more of its designees in connection with the ISx Debt, and (e) any other shares of Common Stock issued in respect of such shares (because of stock splits, stock dividends, reclassifications, recapitalizations or similar events); provided, however, that shares of Common Stock which are Registrable Securities shall cease to be Registrable Securities (i) upon their sale pursuant to a registration statement or Rule 144 under the Securities Act, (ii) upon any sale in any manner to a person or entity which is not entitled to the rights under this Agreement, or (iii) at such time, following an initial public offering of the Company's Common Stock, as such Registrable Securities become eligible for sale pursuant to Rule 144(k) under the Securities Act or another similar exemption under the Securities Act.

        "Requisite Period" shall mean, with respect to a firm commitment underwritten public offering, the period commencing on the effective date of the registration statement and ending on the date each underwriter has completed the distribution of all securities purchased by it and, with respect to any other registration, the period commencing on the effective date of the registration statement and ending on the earlier of (i) the date on which the sale of all Registrable Securities covered thereby is completed and (ii) 180 days after such effective date.

        2.2   Demand Registration.

          (a)   If, at any time following the date on which the Company shall have registered any of its securities (including registration of shares held by persons other than "Holders" hereunder) under the Exchange Act (unless such registration is in connection with a firmly underwritten initial public offering of the Company's Common Stock (an "IPO"), then, at any time more than 180 days after the effectiveness of such IPO), (x) the Holders of Registrable Securities representing a majority of such Registrable Securities and (y) the holders of a majority of the shares of Series 3 Preferred Stock, each shall have the right (which right is in addition to the registration rights under Sections 2.3 and 2.4 hereof), exercisable by written notice to the Company (the "Demand Notice"), to have the Company prepare and file with the SEC, in the case of the Holders of Registrable Securities representing a majority of such Registrable Securities on two (2) occasions (provided that two or more registration statements filed in response to one Demand Notice shall be counted as one occasion) and in the case of holders of a majority of the shares of Series 3 Preferred Stock on one (1) occasion (provided that two or more registration statements filed in response to one Demand Notice shall be counted as one occasion), a registration statement and such other documents, including a prospectus, as may be necessary in the opinion of both counsel for the Company and Holders' Counsel, in order to comply with the provisions of the Securities Act, so as to permit a public offering and sale of their respective Registrable Securities (which may be an underwritten offering if so demanded) and cause such registration statement to be declared effective by the SEC within 120 days after such filing. The Company shall give written notice (a "Registration Notice") of any registration request under Section 2.2(a) to all other Holders of the Registrable Securities within ten (10) days from the date of receipt of the Demand Notice. The Company will, as expeditiously as reasonably possible, register the number of shares specified in the Demand Notice and in notices received from any other Holders of the Registrable Securities who notify the Company within ten (10) days after receiving the Registration Notice; provided that the Company shall have the right to delay or suspend the effectiveness of such registration request: (i) for such reasonable period of time until the Company receives or prepares financial statements for the fiscal period most recently ended prior to such written request, if necessary under applicable securities laws to avoid the use of stale financial statements, (ii) if the Company would be required to divulge in such registration statement the existence of any fact relating to a material business situation, transaction or negotiation not otherwise required to be disclosed, or (iii) if the Board of Directors of the Company shall determine in good faith that the registration to be effected would not be in the best interest of the Company, in each such case the Company shall have the right to delay such filing for a period of no longer than ninety (90) days (provided, however, that the Company shall not utilize this right more than once in any twelve (12) month period).

          (b)   Notwithstanding anything to the contrary contained in this Agreement, the Company shall not be required to effect a registration pursuant to this Section 2.2 within 180 days following the effective date of (i) a registration statement filed by the Company in accordance with Sections 2.2 or 2.3 or (ii) a registration statement for the account of another holder of securities of the Company if the Holders were afforded the opportunity to include the Registrable Securities in such registration.

        2.3   Piggyback Registration.

          (a)   If, at any time, the Company proposes to register any of its securities under the Securities Act (other than in connection with an IPO or pursuant to Section 2.2 hereof or on Forms S-8, S-4 or comparable forms of registration statements), the Company will give written notice by registered mail, at least thirty (30) business days prior to the filing of each such registration statement, to the Holders of the Registrable Securities of its intention to do so. If any Holder notifies the Company within twenty (20) days after receipt of any such notice of its desire to include any Registrable Securities in such proposed registration statement, the Company shall afford such Holder of the Registrable Securities the opportunity to have any such Registrable Securities registered under such registration statement.

          (b)   Notwithstanding the provisions of this Section 2.3, (i) the Company shall have the right any time after it shall have given written notice pursuant to this Section 2.3 (irrespective of whether a written request for inclusion of any such securities shall have been made) to elect to postpone or not to file any such proposed registration statement, or to withdraw the same after filing but prior to the effective date thereof and (ii) if the underwriter or underwriters, if any, of any such proposed public offering shall be of the reasonable opinion that the total amount or kind of securities held by the Holders and any other persons or entities entitled to be included in such public offering would adversely affect the success of such public offering, then the amount of securities to be offered for the accounts of Holders shall be reduced pro rata with all other selling stockholders included on any such registration based upon the relative holdings of shares of Common Stock of such entities to the extent necessary to reduce the total amount of securities to be included in such public offering to the amount reasonably recommended by the underwriter or underwriters thereof, whereupon the Company shall only be obligated to register such reduced portion (which may be none) of the Registrable Securities with respect to which such Holder has provided notice pursuant to this Section 2.3. In no event shall the Company be required pursuant to this Section 2.3 to reduce the amount of securities to be registered by it. Notwithstanding the foregoing, the Company may withdraw any registration statement referred to in this Section 2.3 without thereby incurring any liability to the Holders.

        2.4   S-3 Registration. In the event that the Company receives written requests from (x) any Holder or Holders of not less than thirty percent (30%) of the Registrable Securities or (y) holders of a majority of the shares of Series 3 Preferred Stock calling upon the Company to effect a registration on

Form S-3 and any related qualification or compliance with respect to all or a part of the Registrable Securities owned by such holder or holders, the Company will:

          (a)   give written notice of the proposed registration within ten (10) days of notice thereof, and any related qualification or compliance, to all other Holders;

          (b)   as soon as practicable, effect such registration and all such qualifications and compliances as may be so requested and as would permit or facilitate the sale and distribution of all or such portion of such Holder's or Holders' Registrable Securities as are specified in such request, together with all or such portion of the Registrable Securities of any other holder or holders joining in such request as are specified in a written request given within fifteen (15) days after receipt of such written notice from the Company; provided, however, that the Company shall not be obligated to effect any such registration, qualification or compliance pursuant to this Section 2.4: (i) if the Company is not a registrant entitled to use Form S-3 for such an offering by such Holders; (ii) if the Holders, together with the Holders of any other securities of the Company entitled to inclusion in such registration, propose to sell Registrable Securities and such other securities (if any) at an aggregate price to the public (net of any underwriters' discounts or commissions) of less than $1,000,000; (iii) if the Company shall furnish to the Holders a certificate signed by the President of the Company stating that, in the good faith judgment of the Board of Directors of the Company, it would be detrimental to the Company and its stockholders for such Form S-3 registration to be effected at such time, in which event the Company shall have the right to defer the filing of the Form S-3 registration statement for a period of not more than 120 days after receipt of the request of the Holder or Holders under this Section 2.4 (provided, however, that the Company shall not utilize this right more than once in any twelve (12) month period); (iv) if the Company has already effected two (2) registrations on Form S-3 for the Holders pursuant to this Section 2.4; or (v) if the Company would be required to qualify to do business or to execute a general consent to service of process in effecting such registration, qualification or compliance; and

          (c)   subject to the foregoing, the Company shall file a registration statement covering the Registrable Securities and other securities so requested to be registered as soon as practicable after receipt of the request or requests of the holders and cause such registration statement to be declared effective by the SEC. Registrations effected pursuant to this Section 2.4 shall not be counted as demands for registration pursuant to Section 2.2 or registrations otherwise effected pursuant to Sections 2.2 or 2.3.

        2.5   "Market Stand-Off" Agreement.

          (a)   Each Holder hereby agrees that such Holder shall not sell, transfer, make any short sale of, grant any option for the purchase of, or enter into any hedging or similar transaction with the same economic effect as a sale, any Common Stock (or other securities) of the Company held by such Holder (other than those included in the registration) for (i) the 180-day period following the effective date of the IPO (or such longer period, not to exceed 18 days after the expiration of the 180-day period, as the underwriters or the Company shall request in order to facilitate compliance with NASD Rule 2711), and (ii) the 90-day period following the effective date of a registration statement of the Company filed under the Securities Act (or such longer period, not to exceed 18 days after the expiration of the 90-day period, as the underwriters or the Company shall request in order to facilitate compliance with NASD Rule 2711); provided, that all officers and directors of the Company and holders of at least one percent (1%) of the Company's voting securities enter into similar agreements. The obligations described in this Section 2.5 shall not apply to a registration relating solely to employee benefit plans on Form S-1 or Form S-8 or similar forms that may be promulgated in the future, or a registration relating solely to a transaction on Form S-4 or similar forms that may be promulgated in the future;

          (b)   Each Holder agrees to execute and deliver such other agreements as may be reasonably requested by the Company and/or the managing underwriter(s) which are consistent with the foregoing or which are necessary to give further effect thereto. In order to enforce the foregoing covenant, the Company may impose stop-transfer instructions with respect to the shares of such Common Stock (or other securities) until the end of such period. The underwriters of the Company's stock are intended third party beneficiaries of this Section 2.5 and shall have the right, power and authority to enforce the provisions hereof as though they were a party hereto.

          (c)   No Holder of Registrable Securities subject to this Section 2.5 shall be released from any obligation under any agreement, arrangement or understanding entered into pursuant to this Section 2.5 unless all other Holders of Registrable Securities subject to the same type of obligation are also released.

        2.6   Expenses of Registration. All expenses incurred in connection with any registration, qualification or compliance pursuant to Section 2, including without limitation, all registration, filing and qualification fees, printing expenses, fees and disbursements of counsel for the Company and Holders' Counsel and expenses of any special audits incidental to or required by such registration, shall be borne by the Company except: (a) the Company shall not be required to pay fees or disbursements of legal counsel of the Holders other than the fees and disbursements of Holders' Counsel; and (b) the Company shall not be required to pay any underwriter's fees, discounts or commissions relating to Registrable Securities. The Holders of Registrable Securities sold pursuant to any registration, qualification or compliance pursuant to Section 2 shall bear the expense of any broker's commission or underwriter's discount or commission relating to the registration and sale of such Holders' Registrable Securities and, subject to the preceding sentence, shall bear the fees and expenses of their own counsel.

        2.7   Registration Procedures. If and whenever the Company is required by the provisions hereof to effect the registration of any Registrable Securities under the Securities Act, the Company will, as expeditiously as possible:

          (a)   prepare and file with the SEC a registration statement with respect to such securities and use its best efforts to cause such registration statement to become effective not later than 120 days from the date of its filing and to remain effective for the Requisite Period; provided, however, that at any time, upon written notice to the participating Holders and for a period not to exceed sixty (60) days thereafter (the "Suspension Period"), the Company may delay the filing or effectiveness of any registration statement or suspend the use or effectiveness of any registration statement (and the Holders hereby agree not to offer or sell any Registrable Securities pursuant to such registration statement during the Suspension Period) if the Company reasonably believes that the Company may, in the absence of such delay or suspension hereunder, be required under state or federal securities laws to disclose any corporate development the disclosure of which could reasonably be expected to have a material adverse effect upon the Company, its stockholders, a potentially significant transaction or event involving the Company, or any negotiations, discussions, or proposals directly relating thereto. In the event that the Company shall exercise its right to delay or suspend the filing or effectiveness of a registration hereunder, the Requisite Period during which the registration statement is to remain effective shall be extended by a period of time equal to the duration of the Suspension Period. The Company may extend the Suspension Period for an additional consecutive sixty (60) days with the consent of the Holders of a majority of the Registrable Securities registered under the applicable registration statement, which consent shall not be unreasonably withheld. If so directed by the Company, all Holders registering shares under such registration statement shall use their best efforts to deliver to the Company (at the Company's expense) all copies, other than permanent file copies then in such Holder's possession, of the prospectus relating to such Registrable Securities current at the time of receipt of such notice;

          (b)   prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective for the Requisite Period and comply with the provisions of the Securities Act and rules and regulations of the SEC with respect to the disposition of all Registrable Securities covered by such registration statement in accordance with the intended method of disposition set forth in such registration statement for such period;

          (c)   furnish to each seller of Registrable Securities and to each underwriter such number of copies of the registration statement and the prospectus included therein (including each preliminary prospectus) as such persons reasonably may request in order to facilitate the intended disposition of the Registrable Securities covered by such registration statement;

          (d)   use its best efforts (i) to register or qualify the Registrable Securities covered by such registration statement under the securities or "blue sky" laws of such jurisdictions as the sellers of Registrable Securities or, in the case of an underwritten public offering, as the managing underwriter, reasonably shall request, (ii) to prepare and file in those jurisdictions such amendments (including post-effective amendments) and supplements, and take such other actions, as may be necessary to maintain such registration and qualification in effect at all times for the period of distribution contemplated thereby and (iii) to take such further action as may be necessary or advisable to enable the disposition of the Registrable Securities in such jurisdictions; provided, that the Company shall not for any such purpose be required to qualify generally to transact business as a foreign corporation in any jurisdiction where it is not so qualified or to consent to general service of process in any such jurisdiction;

          (e)   use its best efforts to list the Registrable Securities covered by such registration statement with any national securities exchange or automated quotation system on which the Common Stock of the Company is then listed or traded, or, if the Common Stock is not then listed on a national securities exchange, use its best efforts to facilitate the reporting of the Common Stock on any national securities exchange or automated quotation system;

          (f)    immediately notify each seller of Registrable Securities and each underwriter under such registration statement, at any time when a prospectus relating thereto is required to be delivered under the Securities Act, of the happening of any event of which the Company has knowledge as a result of which the prospectus contained in such registration statement, as then in effect, includes any untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing and promptly amend or supplement such registration statement to correct any such untrue statement or omission;

          (g)   notify each seller of Registrable Securities of the issuance by the SEC of any stop order suspending the effectiveness of the registration statement or the initiation of any proceedings for that purpose and take all action required to prevent the issuance of any stop order and, if any stop order is issued, to obtain the lifting thereof at the earliest possible time;

          (h)   permit Holders' Counsel to review and comment on the registration statement and all amendments and supplements thereto for a reasonable period of time prior to their filing and the Company shall not file any document in a form to which such counsel reasonably objects and keep Holders' Counsel advised as to the initiation and progress of any registration under Section 2.3, Section 2.3 or Section 2.4 hereunder;

          (i)    if the offering is an underwritten offering, enter into a written agreement with the managing underwriter selected in the manner herein provided in such form and containing such provisions as are usual and customary in the securities business for such an arrangement between such underwriter and companies of the Company's size and investment stature, including, without limitation, customary indemnification and contribution provisions and take such other actions as are prudent and reasonably required in order to expedite or facilitate the disposition of such Registrable Securities, including causing its officers to participate in "road shows" and other information meetings organized by the underwriter;

          (j)    if the offering is an underwritten offering, at the request of any seller of Registrable Securities, use its best efforts to furnish to such seller on the date that Registrable Securities are delivered to the underwriters for sale pursuant to such registration: (i) a copy of an opinion dated such date of counsel representing the Company for the purposes of such registration, addressed to the underwriters, stating that such registration statement has become effective under the Securities Act and that (A) to the best knowledge of such counsel, no stop order suspending the effectiveness thereof has been issued and no proceedings for that purpose have been instituted or are pending or are contemplated under the Securities Act, (B) the registration statement, the related prospectus and each amendment or supplement thereof comply as to form in all material respects with the requirements of the Securities Act (except that such counsel need not express any opinion as to financial statements or other financial or statistical information contained therein), and (C) to such other effects as reasonably may be requested by counsel for the underwriters; and (ii) a copy of a letter dated such date from the independent public accountants retained by the Company, addressed to the underwriters, stating that they are independent public accountants within the meaning of the Securities Act and that, in the opinion of such accountants, the financial statements of the Company included in the registration statement or the prospectus, or any amendment or supplement thereof, comply as to form in all material respects with the applicable accounting requirements of the Securities Act, and such letter shall additionally cover such other financial matters (including information as to the period ending no more than five (5) business days prior to the date of such letter) with respect to such registration as such underwriters reasonably may request;

          (k)   take all actions reasonably necessary to facilitate the timely preparation and delivery of certificates (not bearing any legend restricting the sale or transfer of such securities) representing the Registrable Securities to be sold pursuant to the registration statement and to enable such certificates to be in such denominations and registered in such names as the Shareholders or any underwriters may reasonably request;

          (l)    take all other reasonable actions necessary to expedite and facilitate the registration of the Registrable Securities pursuant to the registration statement; and

          (m)  cooperate with each seller of Registrable Securities and each underwriter participating in the disposition of such Registrable Securities and their respective counsel in connection with any filings required to be made with the NASD.

        In connection with each registration hereunder, the sellers of Registrable Securities will furnish to the Company in writing such information with respect to themselves and the proposed distribution by them as reasonably shall be necessary in order to assure compliance with federal and applicable state securities laws.

        2.8   Indemnification.

          (a)   The Company will indemnify each Holder of the Registrable Securities covered by a registration, each of its officers, directors, members, managers and partners, and each person controlling such Holder, with respect to which such registration, qualification or compliance has been effected pursuant to Section 2, and each underwriter, if any, and each person who controls any underwriter of the Registrable Securities held by or issuable to such Holder from and against all claims, losses, expenses, damages and liabilities (or actions in respect thereto) arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any prospectus, offering circular or other document (including any related registration statement, notification or the like) incident to any such registration, qualification or compliance, or based on any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or any violation by the Company of any rule or regulation promulgated under the Securities Act or any state securities law applicable to the Company and relating to action or inaction required of the Company in connection with any such registration, qualification or compliance, and will reimburse each such Holder, each of its officers, directors and partners, and each person controlling such Holder, each such underwriter and each person who controls any such underwriter, for any reasonable legal and any other expenses incurred in connection with investigating, defending or settling any such claim, loss, damage, liability or action; provided, however, that the indemnity agreement contained in this Section 2.8(a) shall not apply to amounts paid in settlement of any such claim, loss, damage, liability, or action if such settlement is effected without the consent of the Company (which consent shall not be unreasonably withheld), and provided, further, that the Company will not be liable in any such case if and to the extent that any such loss, claim, damage or liability arises out of or is based upon the Company's reliance on an untrue statement or alleged untrue statement or omission or alleged omission so made in conformity with information furnished by any such Holder, any such underwriter or any such controlling person in writing specifically for use in such registration statement or prospectus and the Company shall not be liable in any such case to the extent that any such loss, claim, damage or liability (or action in respect thereof) arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission in such registration statement, which untrue statement or alleged untrue statement or omission or alleged omission is completely corrected in an amendment or supplement to the registration statement and the undersigned indemnitees thereafter fail to deliver or cause to be delivered such registration statement as so amended or supplemented prior to or concurrently with the sale of the Registrable Securities to the person asserting such loss, claim, damage or liability (or actions in respect thereof) or expense after the Company has furnished the undersigned with the same.

          (b)   Each Holder of Registrable Securities covered by a registration statement shall, severally and not jointly, indemnify the Company, each of its directors and officers, each underwriter, if any, of the Company's securities covered by such a registration statement, each person who controls the Company within the meaning of the Securities Act, and each other such Holder, each of its officers, directors and partners and each person controlling such Holder, against all claims, losses, expenses, damages and liabilities (or actions in respect thereof) arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any such registration statement, prospectus, offering circular or other document, or any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse the Company, such Holders, such directors, officers, partners, persons or underwriters for any reasonable legal or any other expenses incurred in connection with investigating, defending or settling any such claim, loss, damage, liability or action, in each case to the extent, but only to the extent, that such untrue statement (or alleged untrue statement) or omission (or alleged omission) is made in such registration statement, prospectus, offering circular or other document in reliance upon and in conformity with written information regarding such Holder furnished to the Company by an instrument duly executed by such Holder specifically for use therein; provided, however, that the total amount for which any Holder shall be liable under this Section 2.8 shall not in any event exceed the aggregate proceeds received by such Holder from the sale of Registrable Securities held by such Holder in such registration and provided further that the indemnity agreement contained in this Section 2.8(b) shall not apply to amounts paid in settlement of any such claim loss, damage, liability or action if such settlement is effected without the prior written consent to such Holder (which consent shall not be unreasonably withheld).

          (c)   Each party entitled to indemnification under this Section 2.8 (the "Indemnified Party") shall give notice to the party required to provide indemnification (the "Indemnifying Party") promptly after such Indemnified Party has actual knowledge of any claim as to which indemnity may be sought, and shall permit the Indemnifying Party to assume the defense of any such claim or any litigation resulting therefrom; provided that the failure of any Indemnified Party to give notice as provided herein, shall not relieve the Indemnifying Party of its obligations hereunder, unless such failure resulted in actual detriment to the Indemnifying Party; and provided further that counsel for the Indemnifying Party, who shall conduct the defense of such claim or litigation, shall be approved by the Indemnified Party (whose approval shall not be unreasonably withheld), and the Indemnified Party may participate in such defense at such party's expense (provided that (x) if the Indemnifying Party fails to assume the defense of such action with counsel reasonably satisfactory to the Indemnified Party, the Indemnifying Party shall pay the fees and disbursements of counsel selected by the Indemnified Party to defend such action and (y) the named parties to any such action (including any impleaded parties) include both the Indemnifying Party and the Indemnified Party and such parties have been advised by such counsel that either (1) representation of such Indemnified Party and the Indemnifying Party by the same counsel would be inappropriate under applicable standards of professional conduct or (2) there may be one or more legal defenses available to the Indemnified Party which are different from or additional to those available to the Indemnifying Party). No Indemnifying Party, in the defense of any such claim or litigation, shall, except with the consent of each Indemnified Party, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability in respect to such claim or litigation.

        2.9   Information by Holder. The Holder or Holders of Registrable Securities included in any registration shall promptly furnish to the Company such information regarding such Holder or Holders as the Company may request in writing and as shall be required in connection with any registration, qualification or compliance referred to herein.

        2.10 Rule 144 Reporting. With a view to making available to Holders the benefits of certain rules and regulations of the SEC which may permit the sale of the Registrable Securities to the public without registration, the Company agrees at all times after 90 days after the effective date of the first registration filed by the Company for an offering of its securities to the general public to:

          (a)   Make and keep public information available, as those terms are understood and defined in SEC Rule 144;

          (b)   Use its best efforts to file with the SEC in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act; and

          (c)   So long as a Holder owns any Registrable Securities, to furnish to such Holder forthwith upon request a written statement by the Company as to its compliance with the reporting requirements of said Rule 144 (at any time after 90 days after the effective date of the first registration statement filed by the Company for an offering of its securities to the general public), and of the Securities Act and the Exchange Act (at any time after it has become subject to such reporting requirements), a copy of the most recent annual or quarterly report of the Company, and such other reports and documents so filed by the Company as the Holder may reasonably request in complying with any rule or regulation of the SEC allowing the Holder to sell any such securities without registration.

        2.11 Assignment of Registration Rights. The rights to have the Company register Registrable Securities pursuant to this Agreement may be assigned by the Holders to transferees or assignees of such securities; provided, that the Company is, within a reasonable time after such transfer, furnished with written notice of the name and address of such transferee or assignee and the securities with respect to which such registration rights are being assigned; and provided, further, that the transferee or assignee of such rights assumes in writing the obligations of such Holder under this Agreement. Each of the terms "Shareholder(s)" and "Holder(s)" as used in this Agreement shall include such permitted assigns.

        2.12 Termination of Registration Rights. The registration rights contained in Sections 2.2, 2.3 and 2.4 shall terminate at the earlier of (i) five (5) years after the closing of an IPO or (ii) as to each Holder, at such time as such Holder is eligible to sell the entire amount of the Registrable Securities owned by such Holder may be sold in a three month period, in the opinion of counsel satisfactory to the Company and such Holder, each in their reasonable judgment, without any limitation as to volume pursuant to Rule 144 (or any successor provision then in effect) under the Securities Act.

3.    ELECTION OF DIRECTORS.

        3.1   Each of the Shareholders acknowledges and agrees that (i) Spencer Trask Software, LLC ("Spencer Trask Software"), Spencer Trask Investment Partners, LLC ("STIP"), Spencer Trask Intellectual Capital Company LLC ("STICC"), and Spencer Trask Media and Communications Group LLC ("STMCG"), acting as a group, will be entitled to designate for election to the Board of Directors of the Company (the "Board of Directors") one (1) director (the "Spencer Trask Director"), (ii) the Placement Agent will be entitled to designate for election to the Board of Directors one (1) director (the "Placement Agent Director"), (iii) Software Seed Capital Partners, L.P. II ("SSC Partners") will be entitled to designate for election to the Board of Directors one (1) director ("SSC Director"), (iv) the Company's Chief Executive Officer of the Company, shall retain one (1) seat on the Board of Directors during the term of his/her employment as the Chief Executive Officer ("CEO Director"), (v) the holders of Common Stock, Series 1 Preferred Stock and Series 2 Preferred Stock, voting together as a class (but excluding Spencer Trask Software, STIP, STMCG, STICC, the Placement Agent, the Company's CEO, SSC Partners, Sandler, and their respective Affiliated Entities for these purposes), will be entitled to designate for election to the Board of Directors one (1) director ("Shareholder Director"), (vi) Sandler will be entitled to designate for election to the Board of Directors one (1) director (the "Sandler Director"), and (vii) a majority of the Board of Directors will be entitled to designate for election to the Board of Directors two (2) independent outside directors. For purposes of this Agreement, "Affiliated Entity" shall mean, with respect to any Shareholder, any person or entity which, directly or indirectly, controls, is controlled by or is under common control with such Shareholder, including, without limitation, any general partner, officer or director of such Shareholder and any venture capital fund now or hereafter existing which is controlled by one or more general partners of, or shares the same management company as, such Shareholder. Except as otherwise provided for in this Agreement, (x) the Company shall take all necessary and desirable actions within its control, including, without limitation, calling Shareholders' and directors' meetings and (y) each Shareholder shall vote the Equity Securities owned by him, her or it, or over which he, she or it has voting control at any stockholders' meeting or execute proxies, consents or other documents or agreements in order to act by written consent with respect to such Equity Securities, vote as a director (and/or cause such Shareholder's Board of Directors designee(s) to vote) at any board meeting and take all other actions necessary or desirable (whether in such person's capacity as a Shareholder, officer or director of the Company) in order to cause:

          (a)   the Board of Directors to consist of eight (8) directors;

          (b)   the election to the Board of Directors of the Spencer Trask Director (who shall initially be Kevin B. Kimberlin) to serve thereon until his successor has been designated by Spencer Trask Software, STIP, STMCG and STICC, acting as a group, and duly elected and qualified;

          (c)   the election to the Board of Directors of the Placement Agent Director (which seat shall initially be vacant) to serve thereon until his or her successor has been designated by the Placement Agent and duly elected and qualified;

          (d)   the election to the Board of Directors of the SSC Director (who shall initially be David DeLeeuw) to serve thereon until his successor has been designated by SSC Partners and duly elected and qualified;

          (e)   the election to the Board of Directors of the CEO Director (who shall initially be Perry Evans) to serve thereon until his successor has been designated as provided for herein;

          (f)    the election to the Board of Directors of the Shareholder Director (which seat shall initially be vacant) to serve thereon until his or her successor has been designated, so approved, duly elected and qualified;

          (g)   the election to the Board of Directors of the Sandler Director (who shall initially be Michael Marocco) to serve thereon until his or her successor has been designated, so approved, duly elected and qualified

          (h)   the election to the Board of Directors of two (2) independent outside directors, each of whom shall be approved by a majority of the remaining directors then in office, to serve thereon until their respective successors have been designated, so approved, duly elected and qualified;

          (i)    the removal (for any reason or for no reason) from the Board of Directors of the Spencer Trask Director, upon the written request from Spencer Trask Software, STIP, STMCG and STICC, acting as a group, but only upon such written request, and the election of any person designated in writing by Spencer Trask Software, STIP, STMCG and STICC, acting as a group, to replace the removed Spencer Trask Director;

          (j)    the removal (for any reason or for no reason) from the Board of Directors of the Placement Agent Director, upon the written request from the Placement Agent, but only upon such written request, and the election of any person designated in writing by the Placement Agent, to replace the removed Placement Agent Director;

          (k)   the removal (for any reason or for no reason) from the Board of Directors of the SSC Director, upon the written request from SSC Partners, but only upon such written request, and the election of any person designated in writing by SSC Partners, to replace the removed SSC Director, and

          (l)    the removal (for any reason or for no reason) from the Board of Directors of the Sandler Director, upon the written request from Sandler, but only upon such written request and the election of any person designated in writing by Sandler, to replace the removed Sandler Director.

        3.2   In the event that the Spencer Trask Director ceases to serve as a member of the Board of Directors for any reason, the resulting vacancy shall be filled by a person designated in writing by Spencer Trask Software, STIP, STMCG and STICC, acting as a group. The Shareholders agree to vote and take all other action in order to ensure that such designated replacement director shall be elected to the Company's Board of Directors as soon as practicable.

        3.3   In the event that the Placement Agent Director ceases to serve as a member of the Board of Directors for any reason, the resulting vacancy shall be filled by a person designated in writing by the Placement Agent. The Shareholders agree to vote and take all other action in order to ensure that such designated replacement director shall be elected to the Company's Board of Directors as soon as practicable.

        3.4   In the event that the SSC Director ceases to serve as a member of the Board of Directors for any reason, the resulting vacancy shall be filled by a person designated in writing by SSC Partners. The Shareholders agree to vote and take all other action in order to ensure that such designated replacement director shall be elected to the Company's Board of Directors as soon as practicable.

        3.5   In the event that the Sandler Director ceases to serve as a member of the Board of Directors for any reason, the resulting vacancy shall be filled by a person designated in writing by Sandler. The Shareholders agree to vote and take all other action in order to ensure that such designated replacement director shall be elected to the Company's Board of Directors. as soon as practicable.

        3.6   In the event that the Shareholder Director ceases to serve as a member of the Board of Directors for any reason, the resulting vacancy shall be filled by a person designated in writing by a majority of the Shareholders, other than Spencer Trask Software, STIP, STMCG, STICC, the Placement Agent, the Company's CEO, SSC Partners, Sandler, and their respective Affiliated Entities. The Shareholders agree to vote and take all other action in order to ensure that such designated replacement director shall be elected to the Company's Board of Directors as soon as practicable.

        3.7   If any other director other than the Spencer Trask Director, the Placement Agent Director, the SSC Director, the Sandler Director or the Shareholder Director resigns, is removed by the Company's Board of Directors or no longer wishes to, or is no longer able to, by virtue of incapacity or death, serve as a director, his or her replacement shall be designated and elected by a majority vote of the Board of Directors, subject to the provisions of this Section 3.

        3.8   Any designee elected pursuant to this Section 3 shall hold office until his or her successor shall have been duly designated, elected and qualified or he or she shall have been earlier removed from such office pursuant to the terms hereof.

        3.9   The Company shall provide the Shareholders with thirty (30) days' prior written notice of any intended mailing of a notice to stockholders for a meeting at which directors are to be elected. Spencer Trask Software, STIP and STMCG, acting as a group, the Placement Agent, SSC Partners, and Sandler, as applicable, shall give written notice to the Company, no later than twenty (20) days prior to such mailing, of the persons designated pursuant to Section 3.1 hereto as nominees for election as directors. The Company agrees to nominate and recommend for election as directors only the individuals designated, or to be designated, pursuant to Section 3.1. If Spencer Trask Software, STIP, STICC and STMCG, acting as a group, the Placement Agent, SSC Partners, and Sandler, as the case may be, shall fail to give notice to the Company as provided above, it shall be deemed that the designees then serving as directors shall be the designees for reelection.

        3.10   In furtherance of the foregoing, the Shareholders, being the holders of a majority of the voting capital stock of the Company, do hereby approve and ratify the election of the following persons as the directors of the Company to serve on the Board of Directors: Perry Evans, Kevin B. Kimberlin, David J. Moore, David DeLeeuw and Michael Marocco.

        3.11   The Company and the Shareholders will take all action necessary to ensure that each committee of the Board of Directors shall at all times consist of a majority of directors who are not employees of the Company.

        3.12   The foregoing voting requirements shall continue in full force and effect from the date hereof through the earliest of the following dates, in which case all rights and obligations shall terminate in their entirety:

          (a)   the date of the closing of a firmly underwritten public offering of the Common Stock pursuant to a registration statement filed with the SEC, and declared effective under the Securities Act which results in the Preferred Shares being converted into Common Stock or the date that any of the Company's Securities are registered under the Securities Act; or

          (b)   the date of the closing of an Acquisition or Asset Transfer, each as defined in the Company's Certificate of Incorporation as in effect as of the date hereof.

        3.13   The Company shall reimburse the directors for all reasonable travel and accommodation expenses incurred by the directors in connection with the performance of their duties as directors of the Company upon presentation of appropriate documentation therefor. The Company shall, and each Shareholder shall use reasonable commercial efforts to cause the Board of Directors to cause the Company to, maintain a directors' liability insurance policy that is reasonably acceptable to the Sandler Director.

4.    RESTRICTIVE LEGEND REQUIREMENTS. Each certificate representing any shares of Equity Securities shall, except as otherwise provided in this Section 4 or in Section 5 hereof, bear legends substantially in the following form:

    THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR THE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OF AMERICA. THE SECURITIES MAY NOT BE TRANSFERRED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACT AND APPLICABLE STATE SECURITIES LAWS OR PURSUANT TO AN APPLICABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF SUCH ACT AND SUCH LAWS.

    THE SALE, ASSIGNMENT, HYPOTHECATION, PLEDGE, ENCUMBRANCE OR OTHER DISPOSITION (EACH A "TRANSFER") AND VOTING OF ANY OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE RESTRICTED BY THE TERMS OF THE INVESTOR RIGHTS AGREEMENT, DATED AS OF THE DATE HEREOF, AMONG THE COMPANY AND THE STOCKHOLDERS NAMED THEREIN, A COPY OF WHICH MAY BE INSPECTED AT THE COMPANY'S PRINCIPAL OFFICE. THE COMPANY WILL NOT REGISTER THE TRANSFER OF SUCH SECURITIES ON THE BOOKS OF THE COMPANY UNLESS AND UNTIL THE TRANSFER HAS BEEN MADE IN COMPLIANCE WITH THE TERMS OF THE INVESTOR RIGHTS AGREEMENT.

A certificate shall not bear the legend set forth in the second paragraph above (or any portion thereof) if, in the opinion of counsel reasonably satisfactory to the Company, the securities represented thereby may be publicly sold without registration under the Securities Act and any applicable state securities laws.

5.    GENERAL RESTRICTIONS ON TRANSFER

        5.1   A Shareholder may Transfer Equity Securities only (i) in a Public Sale, and (ii) pursuant to a valid exemption from registration under the Securities Act, provided that the Shareholder complies with Section 5.2 below.

        5.2   Prior to any proposed Transfer of any Equity Securities, the holder thereof shall deliver written notice (a "Transfer Notice") to the Company of its intention to effect such Transfer no less than ten (10) business days prior thereto. Each such Transfer Notice shall describe the manner of the proposed Transfer and, if requested by the Company, shall be accompanied by an opinion of counsel reasonably satisfactory to the Company to the effect that the proposed Transfer may be effected without registration under the Securities Act, whereupon the holder of such shares shall be entitled to effect such Transfer in accordance with the terms of its Transfer Notice; provided, however, that the Company shall have the right to refuse any proposed Transfer that would cause the Company to lose its exemption from registration under Section 12(g) of the Exchange Act. Each certificate representing any Equity Securities transferred as above provided shall bear the legend set forth in Section 4 hereof, except that such certificate shall not bear such legend (or any portion thereof) if: (a) such Transfer is in accordance with the provisions of Rule 144(k) (or any other rule permitting Public Sale without registration) under the Securities Act or (b) the opinion of counsel referred to above is to the further effect that the transferee and any subsequent transferee (other than an affiliate of the Company) would be entitled to Transfer such securities in a Public Sale without registration under the Securities Act. The restrictions provided for in this Section 5.2 shall not apply to securities which are not required to bear the legend prescribed by Section 4 hereof in accordance with the provisions of that Section. The Company hereby agrees that it shall not request such opinion of counsel with respect to transfers effected pursuant to Rule 144 except in unusual circumstances.

        5.3   If any Transfer of Equity Securities is made or suffered by any Shareholder without the giving of notice required by this Agreement, such purported Transfer shall be null and void ab initio. Further, if any Equity Securities are the subject of a Transfer not in accordance with the terms and conditions of this Agreement, such Transfer shall be null and void ab initio. In enforcing this provision, the Company may hold and refuse to transfer any Equity Securities or any certificate therefor tendered to it for transfer in addition to, and without prejudice to, any and all other rights or remedies which may be available to it.

6.    MISCELLANEOUS.

        6.1   Recapitalizations, Exchanges, etc. The provisions of this Agreement shall apply to the full extent set forth herein with respect to (i) the shares of Common Stock, (ii) any and all shares of voting common stock of the Company into which the shares of Common Stock are converted, exchanged or substituted in any recapitalization or other capital reorganization by the Company and (iii) any and all equity securities of the Company or any successor or assign of the Company (whether by merger, consolidation, sale of assets or otherwise) which may be issued in respect of, in conversion of, in exchange for or in substitution of, the shares of Common Stock and shall be appropriately adjusted for any stock dividends, splits, reverse splits, combinations, recapitalizations and the like occurring after the date hereof. The Company shall cause any successor or assign (whether by merger, consolidation, sale of assets or otherwise) to enter into a new investor rights agreement with the Shareholders on terms substantially the same as this Agreement as a condition of any such transaction.

        6.2   Additional Agreements Regarding Registration Rights. The Company represents and warrants that, except as set forth on Exhibit A hereto, it has not granted to any Person the right to request or require the Company to register any securities issued by the Company, other than the rights granted to the Shareholders herein. The Company shall not enter into any agreement with respect to its securities that is inconsistent with the rights granted to the Shareholders in this Agreement, or grant any additional registration rights to any Person or with respect to any Securities that are not Registrable Securities that are prior to or inconsistent with the rights granted in this Agreement.

        6.3   Remedies. The Shareholders, in addition to being entitled to exercise all rights granted by law, including recovery of damages, shall be entitled to specific performance of their rights under this Agreement. The Company agrees that monetary damages would not be adequate compensation for any loss incurred by reason of a breach by it of the provisions of this Agreement and hereby agrees to waive in any action for specific performance the defense that a remedy at law would be adequate.

        6.4   Notices. Any notice required or permitted by any provision of this Agreement shall be given in writing, and shall be delivered either personally or by registered or certified mail, postage prepaid, addressed (i) in the case of the Company, to its principal office, (ii) in the case of any Shareholder which or who is an original party to this Agreement, at the address of such Shareholder as set forth in the records of the Company or such other address for such Shareholder as shall be designated in writing from time to time by such Shareholder; and (iii) in the case of any permitted transferee of a party to this Agreement or its transferee, to such transferee at its address as designated in writing by such transferee to the Company from time to time.

        6.5   Certification Regarding U.S. Real Property Interests. Within ten (10) days after receipt of a written request by any Series 3 Preferred Holder, the Company shall provide such holder, in a form satisfactory to such holder, with (i) a duly executed certificate in accordance with Treasury Regulation Section 1.897-2(h)(1) certifying that shares of Series 3 Preferred Stock do not constitute "U.S. real property interests" within the meaning of Section 897(c)(1) of the Code and (ii) a letter from the Company to the IRS satisfying the requirements of Treasury Regulation Section 1.897-2(h)(2) and dated the date of the certificate described in clause (i). Within two (2) days after the delivery described in the previous sentence, the Company shall mail to the IRS the letter described in clause (ii) together with a copy of the executed certificate described in clause (i) and, promptly thereafter, provide such holder with documentation evidencing such mailing.

        6.6   Binding Effect. This Agreement and each and every term, covenant and condition thereof, including all restrictions herein contained upon the sale, transfer, assignment or other disposition or encumbrance of stock, shall be binding upon and inure to the benefit of the transferees, legatees, donees, heirs, executors, administrators, personal representatives, successors and assigns of each of the parties.

        6.7   Waivers; Amendments. This Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively) with the written consent of the Company and the Holders of a majority of the Registrable Securities then outstanding; provided that any such amendment or waiver that will adversely affect any Shareholder in a manner different from any other Shareholder, shall require the prior written consent of such Shareholder. Any amendment or waiver affected in accordance with this Section 6 shall be binding upon each Shareholder, their permitted assigns and the Company.

        6.8   Entire Agreement. This Agreement and the Company's Amended and Restated Certificate of Incorporation, filed the date hereof and as amended from time to time, contain the entire understanding of the parties with respect to the subject matter hereof and supersede any prior agreements with respect to such subject matter.

        6.9   Governing Law. This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Delaware. The parties hereby: (i) in any legal proceeding brought in connection with this Agreement or the transactions contemplated hereby, irrevocably submit to the exclusive in personam jurisdiction of (A) any state or Federal court of competent jurisdiction sitting in the State of New York or (B) in the event that any party is a defendant in any legal proceeding in which it seeks to join the other as a third party defendant, then, any state or Federal court in which such proceeding has properly been brought, and consents to suit therein; and (ii) waive any objection they may now or hereafter have to the venue of such proceeding in any such court or that such proceeding was brought in an inconvenient court.

        6.10   Severability. The invalidity or unenforceability of any provision hereof shall not in any way affect the validity or enforceability of any other provision.

        6.11   Successors. Except as otherwise expressly provided herein, the provisions hereof shall inure to the benefits of, and be binding upon, the successors, assigns, heirs, executors and administrators of the parties hereto.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

        IN WITNESS WHEREOF, the parties hereto have executed this Third Amended and Restated Investor Rights Agreement effective as of the day and year first above written.

LOCAL MATTERS, INC.
By:	/s/ PERRY EVANS
Name:	Perry Evans
Title:	President and Chief Executive Officer

[STOCKHOLDER]
[SIGNATURE]
[NAME AND TITLE OF SIGNATORY, IF STOCKHOLDER IS A CORPORATION OR OTHER ENTITY]

SHARES HELD:
Common Stock:
Series 1 Preferred Stock:
Series 2 Preferred Stock:
Series 3 Preferred Stock:

THIRD AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT SIGNATURE PAGE

YELO PARTNERS I LLC
		By:	/s/ WILLIAM P DIOGUARDI
		Name:	William P Dioguardi
Title:

SHARES HELD:
Common Stock:

Series 1 Preferred Stock:

Series 2 Preferred Stock:	10,623,125

Series 3 Preferred Stock:

YELO PARTNERS II LLC
		By:	/s/ WILLIAM P DIOGUARDI
		Name:	William P Dioguardi
Title:

SHARES HELD:
Common Stock:

Series 1 Preferred Stock:

Series 2 Preferred Stock:	2,726,875

Series 3 Preferred Stock:

SANDLER CO-INVESTMENT PARTNERS, L.P.
		By:	/s/ MOIRA MITCHELL
		Name:	Moira Mitchell
		Title:	President
SHARES HELD:
Common Stock:

Series 1 Preferred Stock:

Series 2 Preferred Stock:	250,000

Series 3 Preferred Stock:

THIRD AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT SIGNATURE PAGE

		SOFTWARE SEED CAPITAL III
		By:	/s/ DAVID DELEEUW
		Name:	David DeLeeuw
		Title:	Managing Member
SHARES HELD:
Common Stock:

Series 1 Preferred Stock:

Series 2 Preferred Stock:	800,000

Series 3 Preferred Stock:

		SOFTWARE SEED CAPITAL II
		By:	/s/ DAVID DELEEUW
		Name:	David DeLeeuw
		Title:	Managing Member
SHARES HELD:
Common Stock:

Series 1 Preferred Stock:	806,837

Series 2 Preferred Stock:

Series 3 Preferred Stock:

		SPENCER TRASK PRIVATE EQUITY FUND I, LP
		By:	/s/ WILLIAM P DIOGUARDI
		Name:	William P Dioguardi
		Title:

SHARES HELD:
Common Stock:

Series 1 Preferred Stock:	99,750

Series 2 Preferred Stock:	140,000

Series 3 Preferred Stock:

THIRD AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT SIGNATURE PAGE

		SPENCER TRASK PRIVATE EQUITY ACCREDITED FUND III, LLC
		By:	/s/ WILLIAM P DIOGUARDI
		Name:	William P Dioguardi
		Title:

SHARES HELD:
Common Stock:

Series 1 Preferred Stock:	62,343

Series 2 Preferred Stock:	90,000

Series 3 Preferred Stock:

		SPENCER TRASK ILLUMINATION FUND LLC
		By:	/s/ WILLIAM P DIOGUARDI
		Name:	William P Dioguardi
		Title

SHARES HELD:
Common Stock:

Series 1 Preferred Stock:	232,833

Series 2 Preferred Stock:	300,000

Series 3 Preferred Stock:

		SPENCER TRASK PRIVATE EQUITY FUND II, LP
		By:	/s/ WILLIAM P DIOGUARDI
		Name:	William P Dioguardi
		Title:

SHARES HELD:
Common Stock:

Series 1 Preferred Stock:	49,875

Series 2 Preferred Stock:	70,000

Series 3 Preferred Stock:

THIRD AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT SIGNATURE PAGE

SPENCER TRASK INTELLECTUAL CAPITAL COMPANY LLC
		By:	/s/ KEVIN KIMBERLIN
		Name:	Kevin Kimberlin
		Title:	Nonmember Manager
SHARES HELD:
Common Stock:

Series 1 Preferred Stock:	3,887,685

Series 2 Preferred Stock:

Series 3 Preferred Stock:

SPENCER TRASK SOFTWARE & INFORMATION SERVICES GROUP LLC
		By:	/s/ KEVIN KIMBERLIN
		Name:	Kevin Kimberlin
		Title:	Nonmember Manager
SHARES HELD:
Common Stock:	56,348

Series 1 Preferred Stock:	255,716

Series 2 Preferred Stock:

Series 3 Preferred Stock:

SPENCER TRASK INVESTMENT PARTNERS LLC
		By:	/s/ KEVIN KIMBERLIN
		Name:	Kevin Kimberlin
		Title:	Nonmember Manager
SHARES HELD:
Common Stock:

Series 1 Preferred Stock:	86,506

Series 2 Preferred Stock:

Series 3 Preferred Stock:

THIRD AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT SIGNATURE PAGE

SPENCER TRASK MEDIA & COMMUNICATIONS GROUP LLC
		By:	/s/ KEVIN KIMBERLIN
		Name:	Kevin Kimberlin
		Title:	Nonmember Manager
SHARES HELD:
Common Stock:

Series 1 Preferred Stock:	1,036,815

Series 2 Preferred Stock:

Series 3 Preferred Stock:

SANDLER CAPITAL PARTNERS V, L.P.
		By:	Sandler Investment Partners, L.P., General Partner
		By:	Sandler Capital Management, General Partner
		By:	MJDM Corp., a General Partner
		By:	/s/ MOIRA MITCHELL
		Name:	Moira Mitchell
		Title:	President
SHARES HELD:
Common Stock:

Series 1 Preferred Stock:

Series 2 Preferred Stock:

Series 3 Preferred Stock:	3,397,920

THIRD AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT SIGNATURE PAGE

SANDLER CAPITAL PARTNERS V FTE, L.P.
		By:	Sandler Investment Partners, L.P., General Partner
		By:	Sandler Capital Management, General Partner
		By:	MJDM Corp., a General Partner
		By:	/s/ MOIRA MITCHELL
		Name:	Moira Mitchell
		Title:	President
SHARES HELD:
Common Stock:

Series 1 Preferred Stock:

Series 2 Preferred Stock:

Series 3 Preferred Stock:	1,452,120

SANDLER CAPITAL PARTNERS V GERMANY, L.P.
		By:	Sandler Investment Partners, L.P., General Partner
		By:	Sandler Capital Management, General Partner
		By:	MJDM Corp., a General Partner
		By:	/s/ MOIRA MITCHELL
		Name:	Moira Mitchell
		Title:	President
SHARES HELD:
Common Stock:

Series 1 Preferred Stock:

Series 2 Preferred Stock:

Series 3 Preferred Stock:	149,960

THIRD AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT SIGNATURE PAGE

[Counterpart Signature Page—Second Closing]

        IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of November 23, 2005.

LOCAL MATTERS, INC.
By:	/s/ PERRY EVANS
Name:	Perry Evans
Title	President and Chief Executive Officer
KINGS ROAD INVESTMENTS LTD.
By:	/s/ BRANDON L. JONES
Name:	Brandon L. Jones
Title:	Authorized Signatory

THIRD AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT SIGNATURE PAGE

Exhibit A
Additional Registration Rights

        The promissory note issued to YP Web Partners, LLC in connection with the Asset Purchase Agreement, dated April 14, 2005 contains S-3 registration rights.

        Registration Rights Agreement to be entered into in connection with the acquisition of all of the outstanding capital stock of MyAreaGuide.com, Inc. and Online Web Marketing, Inc., dated on or about the date hereof, contains S-3 registration rights.

        Registration Rights Agreement entered into between Dex Media, Inc. relating to shares of common stock underlying one or more warrants issued to Dex Media, Inc. contains "piggyback" and S-3 registration rights.

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THIRD AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT